EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is made and entered into as of March 20, 2006, by and among Zone 4 Play, Inc., a Nevada corporation (the "Company"), and each of the purchasers signatory hereto (each such purchaser, a "Purchaser" and collectively, the "Purchasers").

     This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (the "Purchase Agreement").

     The Company and the Purchasers intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "ADVICE" shall have the meaning set forth in Section 6(c).

          "EFFECTIVENESS DATE" means, with respect to the Registration Statements required to be filed hereunder, the earlier of (a) the day one hundred twenty (120) calendar days following the date of the Purchase Agreement and (b) the fifth Trading Day following the date, on which the Company is notified by the Commission that such Registration Statement will not be reviewed or is no longer subject to further review and comments; PROVIDED, HOWEVER, that if a Holder fails to comply with the provisions of
     Section 3(k), then, as to such Holder only, the Effectiveness Date with respect to such Holder's Registrable Securities only shall be extended until ninety (90) days following the date of receipt by the Company of such required information.

          "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section
     2(a).

          "EVENT" shall have the meaning set forth in Section 2(b).

          "EVENT DATE" shall have the meaning set forth in Section 2(b).

          "FILING DATE" means, with respect to the Registration Statements required to be filed hereunder, the day forty five (45) calendar days following the date of the Purchase Agreement.

          "HOLDER" or "HOLDERS" means the holder or holders, as the case may be, from time to time of Registrable Securities.

          "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5(c).

          "INDEMNIFYING PARTY" shall have the meaning set forth in Section 5(c).

          "LOSSES" shall have the meaning set forth in Section 5(a).

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          "PROCEEDING" means an action, claim, suit, investigation or proceeding
     (including, without limitation, an investigation or partial proceeding, such as a deposition).

          "PROSPECTUS" means the prospectus included in the applicable Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "REGISTRABLE SECURITIES" means all Shares and Warrant Shares issued or to be issued to the Purchasers with respect to the Common Stock purchased pursuant to the Purchase Agreement or which may be issuable upon any adjustment pursuant to any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

          "REGISTRATION STATEMENT" means a registration statement required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

          "RULE 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.


     2. REGISTRATION.

          a. On or prior to the applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not yet registered that are held by Holders that have complied with the provisions of Section 3(k) prior to such date for an offering to be made on a continuous basis pursuant to Rule 415. Such Registration Statement required hereunder shall be on Form SB-2 or Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2 or Form S-3, in which case such Registration Statement shall be on another appropriate form herewith). Subject to the terms of this Agreement, the Company shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold or may be sold during any three month period within the volume restrictions pursuant to Rule 144as determined by the counsel to the Company, to the extent that a Holder still holds Registrable Securities (the "EFFECTIVENESS PERIOD"). Each Holder acknowledges and agrees that the Company shall be permitted to exclude such Holder's Registrable Securities from a Registration Statement if such Holder fails to timely comply with the Company's request for information pursuant to Section 3(k); provided if such Holder provides such information prior to the filing of such Registration Statement the Company shall use commercially reasonable efforts to include such Registrable Securities on such Registration Statement; provided further that this provision does not otherwise waive the Company's obligation to register such Registrable Securities pursuant to the terms hereunder upon such Holder providing the Company with the required information.

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          b. If: (i) a Registration Statement is not filed on or prior to the applicable Filing Date (For the avoidance of doubt, if the Company files a Registration Statement without affording the Holder or Holders referenced in such Registration Statement the opportunity to review and comment on the same as required by Section 3(a), the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within no more than five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or is not subject to further review, or (iii) prior to the date when a Registration Statement is first declared effective by the Commission, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within thirty (30) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the applicable Effectiveness Date, or (v) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Shares or Warrant Shares for which it is required to be effective, or the Holders are not permitted by the Company to utilize a Prospectus therein to resell such Shares or Warrant Shares, for in any such case fifteen (15) consecutive Trading Days but no more than an aggregate of twenty-five (25) Trading Days during any twelve (12) month period (which need not be consecutive Trading Days) provided that any days during which a Registration Statement ceases to be effective due to the filing of a post-effective amendment, supplement or incorporated document thereto by the Company at the request of the Holders in order to amend or supplement the plan of distribution contained in the Prospectus shall not be counted towards such fifteen (15) or twenty-five (25) Trading Day periods provided the Company uses commercially reasonable efforts to cause such post-effective amendment to be declared effective (any such failure or breach being referred to as an "EVENT," and for purposes of clause (i) or
     (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Trading Day period is exceeded, or for purposes of clause (iii) the date which such thirty (30) calendar days is exceeded, or for purposes of clause (v) the date on which such fifteen (15) or twenty-five (25) Trading Day period, as applicable, is exceeded being referred to as "EVENT DATE"), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Shares then held by such Holder, it being understood that (i) the payment by the Company shall be made following the materialization of the Event Date, e.g., if liquidated damages are to be paid pursuant to clause
     (iv) above, then the liquidated damages shall be computed and paid immediately following the declaration by the Commission of effectiveness, and (ii) the maximum aggregate payment for liquidated damages hereunder shall not exceed fifteen percent (15.0%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Shares or Warrant Shares then held by such Holder. If the Company fails to pay any liquidated damages pursuant to this Section 2(b) in full within seven (7) business days after the date payable, the Company will pay interest thereon at a rate of 6% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. Notwithstanding anything herein to the contrary, the Company agrees and acknowledges that any extensions to the Filing Date or Effectiveness Date on account of a Holder failing to timely comply with Section 3(k) relate solely to that Holder and in no way effect the Filing Date and Effectiveness Date under this Agreement as they relate to any other Holder.


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     3. REGISTRATION PROCEDURES

     In connection with the Company's registration obligations hereunder, the Company shall:

          a. Not less than five (5) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall, (i) furnish to the Holders owning Registrable Securities registered under such Registration Statement copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries, subject to any applicable confidentiality obligations and duties not to selectively disclose material non-public information, as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities registered thereunder shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than five (5) Trading Days after such Holders have been so furnished copies of such documents.


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          b. (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and a Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable
     Securities for the applicable Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) subject to Section 4.1(c) of the Purchase Agreement, cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to such Registration Statement or any amendment thereto and, as promptly as reasonably possible, upon request, subject to any applicable confidentiality obligations and duties not to selectively disclose material non-public information, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement; and (iv) comply in all material respects during the applicable Effectiveness Period with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the Holders' intended methods of disposition set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

          c. Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of a Registration Statement and whenever the Commission comments in writing on a Registration Statement (the Company shall upon request, subject to any applicable confidentiality obligations and duties not to selectively disclose material non-public information, provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of such Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event of which the Company has knowledge as a result of which a Prospectus, as then in effect, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


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          d. Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable.

          e. Furnish to each Holder, without charge, at least one (1) conformed copy of each Registration Statement registering Registrable Securities held by such Holder and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested in writing by such Person, and all exhibits to the extent requested by such Person in writing (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

          f. Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

          g. Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; PROVIDED, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

          h. If requested in writing by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the applicable Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.


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          i. Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the applicable Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor the Prospectus included therein will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through
     (v) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of a Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and the applicable Prospectus, subject to the payment of liquidated damages pursuant to Section 2(b), for a period not to exceed sixty (60) Trading Days (which need not be consecutive days) in any twelve
     (12) month period.

          j. Comply in all material respects with all applicable rules and regulations of the Commission.

          k. The Company may require each Holder, upon three (3) Trading Days' notice, to furnish to the Company a certified statement as to, among other things, the number of shares of Common Stock beneficially owned by such Holder and the person(s) that has voting and dispositive control over such Shares. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company the Selling Stockholder Questionnaire attached hereto as ANNEX A.

     4. REGISTRATION EXPENSES. Except as otherwise provided for herein, or in
Section 4.1(c) of the Purchase Agreement, all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in a Registration Statement),
(iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.


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     5. INDEMNIFICATION

          a. INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers and directors of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers and directors of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees and expenses) and expenses (collectively, "LOSSES"), as incurred, arising out of or relating to any untrue statement of a material fact contained in a Registration Statement (at the time of its effectiveness), any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus (each as of its date), or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).

          b. INDEMNIFICATION BY HOLDERS. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors and officers of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred , to the extent arising out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in a Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus , amendment, supplement or document incorporated by reference therein or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or document incorporated by reference therein or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c).


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          c. CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially prejudiced the Indemnifying Party's ability to defend such action.

          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one (1) separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.


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          d. CONTRIBUTION. If a claim for indemnification under Section 5(a) or
     5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of each of the Indemnifying Party and the Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities which are the subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     6. MISCELLANEOUS

          a. REMEDIES. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          b. COMPLIANCE. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

          c. DISCONTINUED DISPOSITION. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under any Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its commercially reasonable efforts to ensure that the use of such Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

          d. PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen (15) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

          e. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of the then outstanding Registrable Securities.

          f. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

          g. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

          h. EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          i. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

          j. CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          k. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          l. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          m. INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. Except as otherwise provided for herein, the obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

          n. NOTICE OF DISPOSITION OF REGISTRABLE SECURITIES. Upon the request of the Company, each Holder shall promptly provide the Company written notice at such time as it no longer holds, directly or indirectly, any Registrable Securities.

          o. FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                            ZONE4PLAY, INC.


                                            By: /s/ Shimon Citron
                                            ---------------------
                                            Name: Shimon Citron
                                            Title: Chief Executive Officer


                       [SIGNATURE PAGE OF HOLDERS FOLLOWS]

                       [PURCHASER'S SIGNATURE PAGE TO RRA]

Name of Investing Entity:  ._____________
SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY:  ________
Name of Authorized Signatory:  _________________
Title of Authorized Signatory: _______________


/s/ Lilly Gold
-----------------------

/s/ Alan Franco
-----------------------

/s/ Taj Bayless
-----------------------

/s/ Adam L. Rothstein
-----------------------

Madison Value
Ventures GP II
/s/ Jacob Gold
-----------------------
By: Jacob Gold
Title: Managing Partner

Walham Investments
Group Inc.
/s/ George Rosenberg
-----------------------
By: Occidental Trust
Corporation
represented by
George Rosenberg

Orinda capital
/s/ Ori Sasson
-----------------------
By: Ori Sasson
Title: General Partner

/s/ Jonathan M. Medved
-----------------------

/s/ Merav abbe
irrevocable trust
-----------------------

/s/ Scot Cohen
-----------------------

Y.G. Trusts Ltd
/s/ Yair Green
-----------------------
By: Yair Green
Title: Director

                           [SIGNATURE PAGES CONTINUE]

Annex A

          Zone 4 Play, Inc.

     Selling Security holder Notice and Questionnaire

The undersigned beneficial owner of common stock (the "Common Stock"), of Zone 4 Play, Inc. (the "Company") understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of February _, 2006 (the "Registration Rights Agreement"), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company's counsel upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a Selling Security holder in the Registration Statement and related prospectus (the "Prospectus"). Accordingly, you are advised to consult your own securities law counsel regarding the consequences of being named as a Selling Security holder in the Registration Statement and the Prospectus.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

                                  QUESTIONNAIRE

1.   Name.

     (a)  Full Legal Name of Selling Security holder:

          ______________________________________________________________

     (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

          ______________________________________________________________


     (c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

          ______________________________________________________________

2.   Address for Notices to Selling Security holder:


______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Telephone:_____________________________________________________________________

Fax:__________________________________________________________________________

Contact Person:_______________________________________________________________

3.   Beneficial Ownership of Registrable Securities:

     Type and Principal Amount of Registrable Securities beneficially owned:

     _______________________________________________________________________
     _______________________________________________________________________
     _______________________________________________________________________

4.   Broker-Dealer Status:

     (a)  Are you a broker-dealer?

                  Yes [_] No [_]

     Note: If yes, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

     (b)  Are you an affiliate of a broker-dealer?

                  Yes [_] No [_]

     (c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

                  Yes [_] No [_]

     Note: If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

     5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Security holder.

     Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

     Type and Amount of Other Securities beneficially owned by the Selling Security holder:

     _______________________________________________________________________
     _______________________________________________________________________

     6. Relationships with the Company:

     Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other relationship with the Company (or its predecessors or affiliates) during the past three years.

     State any exceptions here:

     _______________________________________________________________________
     _______________________________________________________________________

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, particularly Regulation M and the prospectus delivery requirements under the Securities Act of 1933, as amended.

By signing below, the undersigned hereby advises the Company that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Registrable Securities.

In the event that the undersigned transfers (other than pursuant to the Registration Statement) all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the undersigned agrees to notify the transferee at the time of the transfer of its rights and obligations under this Notice and Questionnaire and to notify the Company of such transfer.

The undersigned acknowledges and agrees that the Registration Statement shall be available for resales of Registrable Securities only for the "Effectiveness Period" (as such term is defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company may suspend the use of the Prospectus ("Suspension") under certain circumstances.

The undersigned agrees to cease using the Prospectus immediately upon delivery of notice from the Company indicating that a Suspension has begun.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the Prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:_________________              Beneficial Owner:__________________________

                         By:________________________________________
                            Name:
                            Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Oded Har-Even, Esq.
Z.A.G/S&W LLP
1290 Avenue of the Americas, 29th Floor
New York, NY 10104